Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-153115 and 333-159955) and the related prospectuses and Form S-8 (Nos. 333-141525 and 333-147805) of Rosetta Genomics Ltd. of our report dated June 11, 2009 with respect to the consolidated financial statements of Rosetta Genomics Ltd., for the year ended December 31, 2008 included in the this Form 20-F.

/s/ Kost Forer Gabbay & Kasierer

Tel-Aviv, Israel	Kost Forer Gabbay & Kasierer
June 30, 2009	A Member of Ernst & Young Global